Exhibit 99.1

June 12, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in the J.P. Morgan Energy
Infrastructure/MLP Corporate Access Day

TULSA, Okla. – June 5, 2013 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in J.P. Morgan's 2nd Annual Energy Infrastructure/MLP One-on-One Corporate Access Day on Thursday, June 13, 2013, in Chicago, Ill.

Pierce H. Norton II, ONEOK Partners executive vice president, commercial, will conduct a series of meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on June 13, at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

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ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.3 percent of the overall partnership interest, as of March 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.
For more information, visit the website at http://www.oneokpartners.com/.
For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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